                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Cade Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: Not Applicable
                                 -----------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
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

                             CADE INDUSTRIES, INC.
                        2365 WOODLAKE DRIVE, SUITE 120
                            OKEMOS, MICHIGAN 48864
                                (517) 347-1333

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The Annual Meeting of Shareholders of Cade Industries, Inc. will be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on Tuesday, May 5, 1998 at 10:00 a.m. (Eastern Time) for the following purposes:

    (1) to elect seven directors;

    (2) to consider and vote upon the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan; and

    (3) to transact such other business as may properly come before the meeting and any adjournment thereof;

all as set forth in the accompanying Proxy Statement.

  The Board of Directors has established the close of business on March 19, 1998, as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof; only shareholders of record at the close of business on that date will be entitled to vote.

  A proxy, which is solicited on behalf of the Board of Directors, is enclosed, together with a return envelope which requires no postage if mailed in the United States. The affirmative vote of a plurality of the votes cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, is required for the election of directors. If a quorum exists, the affirmative vote of the holders of a majority of shares cast at the meeting is required for the approval of the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan.

  It is important that your shares be represented at the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY, OR BY GIVING ORAL NOTICE TO THE PRESIDING OFFICER DURING THE MEETING.

  A copy of the 1997 Annual Report to Shareholders and a Proxy Statement accompany this Notice.

  Persons attending the annual meeting are cordially invited to join a tour of the Company's facilities immediately following the meeting.

                                          By Order of the Board of Directors

                                          Conrad G. Goodkind
                                          Secretary

Okemos, Michigan
March 24, 1998

                             CADE INDUSTRIES, INC.
                        2365 WOODLAKE DRIVE, SUITE 120
                            OKEMOS, MICHIGAN 48864
                                (517) 347-1333

                               ----------------

                                PROXY STATEMENT

                               ----------------

                            SOLICITATION AND VOTING

  The enclosed proxy is solicited by the Board of Directors of Cade Industries, Inc. ("Cade" or the "Company") for use at the Annual Meeting of Shareholders to be held on May 5, 1998. All properly executed proxies received in time will be voted at the meeting. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Company's Secretary, or by giving oral notice to the presiding officer during the meeting.

  Each shareholder of record at the close of business on March 19, 1998, will be entitled to one vote for each share registered in such shareholder's name. At that date there were outstanding 22,004,083 shares of common stock, the Company's only class of stock.

  The expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone.

  This proxy Statement is being mailed to shareholders commencing on or about March 31, 1998. A copy of the 1997 Annual Report to Shareholders, including financial statements, is enclosed but is not a part of this Proxy Statement nor incorporated herein.

                        PRINCIPAL SECURITY HOLDERS AND
                        SECURITY HOLDINGS OF MANAGEMENT

  The following table shows the beneficial ownership of the outstanding common stock of the Company as of February 28, 1998, by each person known to the Company to own beneficially more than 5% of such stock outstanding, each director and nominee, each executive officer named in the Summary Compensation Table below and all directors and executive officers of the Company as a group:

                                                  NUMBER OF SHARES AND
                                                  NATURE OF BENEFICIAL PERCENT
      NAME                                          OWNERSHIP(1)(2)    OF CLASS
      ----                                        -------------------- --------
      Advent International Corporation(3)........      1,913,460(4)       8.5%
      Molly F. Cade(5)...........................      5,208,762(6)      23.0%
      Conrad G. Goodkind.........................        300,300          1.3%
      William T. Gross...........................         60,000(7)       *
      Richard A. Lund............................        229,131          1.0%
      Joseph R. O'Gorman.........................            -0-          *
      Terrell L. Ruhlman.........................        290,000          1.3%
      John W. Sandford...........................        172,444(8)       *
      Edward B. Stephens.........................        111,228(9)       *
      All directors and executive officers as a
       group (8 persons).........................      6,371,865         28.2%

--------
*Less than 1.0%

(1) Except as otherwise indicated, the specified persons have sole voting and/or dispositive power as to all of the shares indicated.
(2) Includes the following shares which may be acquired by options currently exercisable or within 60 days of the record date: 50,000 as to Ms. Cade, Mr. Goodkind and Mr. Gross; 206,000 as to Mr. Lund; 87,000 as to Mr. Stephens; 150,000 as to Mr. Sandford; and 593,000 as to all directors and executive officers as a group.
(3) The business address of Advent International Corporation is 101 Federal Street, Boston, Massachusetts 02110.
(4) All shares are held of record by the following venture capital funds managed by Advent International Corporation in the amounts indicated:
    Adventact Limited Partnership, 268,672 shares; Adhill Limited Partnership, 216,510 shares; Adval Limited Partnership, 193,997 shares; Adwest Limited Partnership, 216,510 shares; Advent International Technology Fund Limited Partnership, 72,788 shares; Hong Kong Venture Investment Trust, 121,176 shares; International Network Fund Limited Partnership, 823,807 shares.
(5) Ms. Cade's business address is 2365 Woodlake Drive, Suite 120, Okemos, Michigan 48864.
(6) Excludes 16,200 shares held by Ms. Cade's spouse as to which Ms. Cade disclaims beneficial ownership.
(7) Includes 10,000 shares held in a trust controlled by Mr. Gross.
(8) Record ownership of 20,000 shares held by family trust controlled by Mr. Sandford.
(9) Voting and dispositive power shared with spouse as to 7,100 shares.

  The above beneficial ownership information is based upon information furnished by the specified persons and determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this filing, which is not necessarily the same as beneficial ownership for other purposes, and includes shares as to which beneficial ownership may be disclaimed.

                             ELECTION OF DIRECTORS

  The Company's Bylaws provide for the election of directors at each Annual Meeting of Shareholders to hold office until the next succeeding Annual Meeting and until their successors are elected.

  Shares represented by the enclosed proxy will be voted for the nominees named below, unless otherwise specified on the proxy. If any of the nominees should decline or be unable to act as a director, which is not anticipated, the proxies may be voted for a substitute nominee designated by the Board of Directors. In no event may the proxies be voted for more than seven nominees.

NOMINEES:

                                                                           DIRECTOR
      NAME                         AGE PRINCIPAL OCCUPATION                 SINCE
      ----                         --- --------------------                --------
      Molly F. Cade(2)              48 Educator                              1986
      Conrad G. Goodkind(1)(2)(3)   53 Partner, Quarles & Brady (law firm)   1989
      William T. Gross(1)(4)        68 Consultant                            1992
      Richard A. Lund(4)            46 President and Chief Operating         1991
                                        Officer of the Company
      Joseph R. O'Gorman            54 Chairman of the Board, President       --
                                        and Chief Executive Officer of
                                        Reno Air Inc.
      Terrell L. Ruhlman(1)(4)      71 Consultant                            1987
      John W. Sandford(2)(4)        63 Chairman of the Board and Chief       1990
                                        Executive Officer of the Company

--------
(1) Member of the Audit Committee, which met once in 1997. The Audit Committee annually considers the report and recommendations of the Company's independent public accountants and is available for additional meetings upon request of such accountants. The Audit Committee's functions also include making recommendations to the Board of Directors regarding the engagement or retention of such accountants, directing the activities of and considering the reports and recommendations of the Company's principal accounting officer, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting.
(2) Mr. Goodkind is the Chair and Ms. Cade and Mr. Sandford were members of the Compensation Committee, which met one time in 1997. Mr. Ruhlman replaced Mr. Sandford on the Committee effective September 1, 1997, upon Mr. Sandford's becoming the Company's Chief Executive Officer. The Compensation Committee meets to consider and make recommendations to the Board of Directors with respect to salaries, bonuses and benefit plans for officers and other salaried employees.
(3) Mr. Goodkind serves as Secretary of the Company.
(4) Member of the Strategic Planning Committee, a joint Board of Directors/Management committee which reviews the Company's strategic direction and makes recommendations to the Board of Directors. The Committee met once in 1997.

  The Board of Directors held five meetings during 1997. Each director attended 75% or more of the total of all meetings of the Board and any committee on which he or she served during the year. The Board of Directors currently has committees for Audit, Compensation, and Strategic Planning. The Board has not appointed a Nominating Committee.

  The principal occupation of each director during the past five years was that shown in the above table, except that: (1) Mr. Gross is also a director of Ocal, Inc (manufacturer of steel tubing); (2) Mr. Lund was President of the Company's Auto-Air Composites, Inc. subsidiary from January 1989 to November 1994 and was elected President and Chief Operating Officer of the Company in April 1990; Mr. Lund also is a director of Blue Care Network Health Central and Comerica Bank; (3) Mr. O'Gorman was Executive Vice President of United Air Lines, Inc. from February 1991 to September 1997; (4) Mr. Ruhlman was previously Chairman and Chief Executive Officer of the Company from 1991 to September 1997 and is a director of EI Environmental Engineering Concepts Ltd. (manufacturer of industrial misting systems); (5) Mr. Sandford was President and Chief Executive Officer of Rolls Royce, Inc. from 1990 to January 1993, and Managing Director, Rolls-Royce plc, Aerospace Group from January 1993 to January 1995, and is currently a Director of Rolls-Royce plc, a nominee for director for Avcorp Industries (manufacturer of aircraft components) and several other privately held entities.

COMPENSATION OF DIRECTORS

  The Company pays directors who are not full-time employees of the Company $12,000 per year, and pays non-employee members of the Audit, Compensation, and Strategic Planning Committees an additional $6,000 per year for service on such committees in the aggregate. It is the Company's policy to grant each new director an option to purchase 50,000 shares of the Company's common stock at an exercise price equal to the then fair market value thereof. All options may be exercised only for so long as the optionee remains a director of the Company and for one year thereafter, but in no event more than ten years after the date of grant. Mr. Goodkind is a partner in the law firm of Quarles & Brady, general counsel to the Company, which performed legal services for the Company in 1997 and is expected to do so in 1998.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

  Set forth below is a table summarizing the compensation of the Company's Chief Executive Officer, its President and Chief Operating Officer and its Vice President, Chief Financial Officer and Treasurer ("Named Executive Officers") for each of the three preceding fiscal years. Effective September 1, 1997, Terrell Ruhlman resigned as Chief Executive Officer and on that same day John W. Sandford was appointed Chief Executive Officer. No other executive officer received salary and bonus in excess of $100,000 during the year ended December 31, 1997. Although the Company maintains certain stock option plans, it has no other long-term incentive plan. The Company has not issued, and there are not currently outstanding, any restricted stock awards or stock appreciation rights.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                      ---------------
                                      ANNUAL COMPENSATION                 AWARDS
                              --------------------------------------- ---------------
                                                                        SECURITIES
                                                                        UNDERLYING    ALL OTHER
NAME AND PRINCIPAL                                       OTHER ANNUAL  OPTIONS/SARS   COMPENSA-
POSITION                 YEAR SALARY ($)   BONUS ($)(1)  COMPENSATION (NO. OF SHARES) TION ($)
------------------       ---- ----------   ------------  ------------ --------------- ---------
Terrell L. Ruhlman...... 1997   50,418(2)        -0-          (4)             -0-         -0-
 Chairman of the Board
  and                    1996   75,000(2)        -0-          (4)             -0-         -0-
 Chief Executive Officer 1995   75,000(2)        -0-          (4)             -0-         -0-
 (until August 31, 1997)
John W. Sandford........ 1997   37,839(2)     15,431(3)       (4)         100,000         -0-
 Chairman of the Board
 and                     1996   10,000(2)        -0-          (4)             -0-         -0-
 Chief Executive Officer 1995   10,000(2)        -0-          (4)             -0-         -0-
 (after August 31, 1997)
Richard A. Lund......... 1997  185,000       111,220(3)       (4)          25,000      10,196(5)
 President and           1996  170,616        43,916(3)       (4)          15,000      10,196(5)
 Chief Operating Officer 1995  165,333         9,920          (4)          25,000       8,076(6)
Edward B. Stephens...... 1997   99,399        59,759(3)       (4)          15,000       8,338(7)
 Vice President, Chief   1996   96,720        24,897(3)       (4)          10,000       6,672(8)
 Financial Officer and   1995   95,480         5,729          (4)          20,000       5,157(9)
 Treasurer

--------
(1) Represents bonus earned in the current fiscal year, but paid in the succeeding fiscal year.
(2) Includes $10,000 received for serving as a director.
(3) Consists of 75% cash and 25% Company common stock valued at date the bonus was awarded. See "Report of the Compensation Committee of the Board of Directors" below.
(4) Personal benefits in an aggregate amount less than 10% of the total of annual salary and bonus.
(5) 401(k) matching contribution of $9,500; term life insurance premium of $696.
(6) 401(k) matching contribution of $7,500; term life insurance premium of $576.
(7) 401(k) matching contribution of $7,474; term life insurance premium of $864.
(8) 401(k) matching contribution of $6,150; term life insurance premium of $522.
(9) 401(k) matching contribution of $4,635; term life insurance premium of $522.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

  The following table sets forth certain information regarding stock option grants to each Named Executive Officer during the fiscal year ended December 31, 1997.

                                                                                 POTENTIAL
                                                                              REALIZABLE VALUE
                                                                                 AT ASSUMED
                                                                              ANNUAL RATES OF
                                                                                STOCK PRICE
                                                                              APPRECIATION FOR
                                          INDIVIDUAL GRANTS(1)                 OPTION TERM(2)
                            ------------------------------------------------- ----------------
                             NUMBER OF     % OF TOTAL
                             SECURITIES   OPTION/SARS
                             UNDERLYING    GRANTED TO  EXERCISE OR
                            OPTIONS/SARS  EMPLOYEES IN BASE PRICE  EXPIRATION
   NAME                     GRANTED (#)   FISCAL YEAR   PER SHARE     DATE    5% ($)  10% ($)
   ----                     ------------  ------------ ----------- ---------- ------- --------
   Terrell L. Ruhlman......       --           --            --          --       --       --
   John W. Sandford........   100,000(3)      55.6%      $1.3750   2/10/2007  $86,488 $219,175
   Richard A. Lund.........    25,000(4)      13.9%       1.3750   2/10/2007   21,622   54,794
   Edward B. Stephens......    15,000(4)       8.3%       1.3750   2/10/2007   12,973   32,876

--------
(1) Consist entirely of stock options.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(3) Exercisable in full as of August 10, 1997.
(4) Exercisable in equal increments 6, 12, 24, 36 and 48 months after the 2/10/97 grant date.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

  The table below sets forth information regarding the number and value of unexercised options held by the Company's Named Executive Officers as of December 31, 1997. No Named Executive Officer exercised options during 1997. The Company has no outstanding SARs.

                                    NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                               OPTIONS AT FISCAL YEAR END (#)          AT FISCAL YEAR END ($)(1)
                               -------------------------------------   -------------------------
      NAME                      EXERCISABLE          UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
      ----                     ---------------      ----------------   ----------- -------------
      Terrell L. Ruhlman......           100,000(2)               -0-   $156,250      $   -0-
      John W. Sandford........           150,000                  -0-    178,125          -0-
      Richard A. Lund.........           201,000               49,000    243,280       63,282
      Edward B. Stephens......            84,000               31,000     89,671       40,485

--------
(1) Value is based upon closing price of $2.3750 as reported on the Nasdaq National Market for December 31, 1997, minus the exercise price, multiplied by the number of shares underlying the option.
(2) Mr. Ruhlman exercised these options on February 18, 1998.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  Richard A. Lund entered into an employment agreement with the Company dated as of May 2, 1995 pursuant to which he continued to be retained to act as the Company's President and Chief Operating Officer and to act in such other capacities as directed by the Company's Board of Directors until his resignation or termination by the Board of Directors. The agreement provides for an initial annual base salary of $168,000 per year (to be reviewed annually by the Board of Directors), a bonus not to exceed 50% of base salary and certain other benefits. The Company must continue to pay benefits for one year if Mr. Lund is terminated by the Company without cause. Compensation ceases upon termination for cause or six months after death or disability. In the event Mr. Lund's employment terminates within one year after a change in control of the Company, the Company shall pay him an amount equal to his compensation for the preceding year.

  Edward B. Stephens, who joined the Company in July 1989, serves the Company as Vice President, Chief Financial Officer and Treasurer pursuant to an agreement with the Company terminable by the Company for cause at any time or for any reason upon six months' written notice. The agreement originally provided for an annual salary of $75,000 plus discretionary bonuses and certain medical, dental and life insurance benefits. Under a 1991 amendment to this agreement, Mr. Stephens would be entitled to a payment equal to his compensation from the Company in the preceding year in the event his employment by the Company is terminated for any reason within one year of a change of control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors is composed of Molly F. Cade, Conrad G. Goodkind, and Terrell L. Ruhlman. Mr. Ruhlman replaced Mr. Sandford as a member of the Committee effective September 1997. Mr. Goodkind is the Secretary of the Company.

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total shareholder return on the Company's common stock to the cumulative total return of (i) the Standard & Poors 500 Stock Index and (ii) the Value Line Aerospace/Defense Industry Index through December 31, 1997. The graph is generated by assuming that $100 was invested at the close of trading on the last trading day of 1992 in each of Cade common stock, the Standard & Poors 500 and the Aerospace/Defense Industry Index, and that all dividends were reinvested.

                                     LOGO

---------------------------------------------------------------------------------
                          1992     1993      1994      1995      1996      1997
---------------------------------------------------------------------------------
Cade Industries, Inc.   $100.00   $ 88.46   $ 80.77   $ 76.92   $161.60   $292.31
Standard & Poors 500    $100.00   $110.09   $111.85   $153.80   $189.56   $252.82
Aerospace/Defense       $100.00   $126.11   $137.28   $211.88   $289.53   $350.21

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by those dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 1997. In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  Development of Compensation Committee. The Company's Compensation Committee is composed of three non-employee Directors and the Chief Executive Officer, who is not a full-time employee. The Compensation Committee, which met one time in 1997, reviews and approves adjustments to executive compensation. The Company's policy with respect to compensation of its executive officers is to provide benefits which are fair and which provide incentives to maximize performance. A significant portion of each executive officer's potential compensation is linked to overall Company performance.

  Compensation. The Company's Chief Executive Officer ("CEO") is not a full-time employee of the Company. The CEO's compensation is primarily based on a subjective determination by the Committee of the amount necessary to ensure the continued availability of his experience and knowledge, which is believed to be of substantial value to the Company. This amount is a function, in part, of the amount of time which the Committee and the CEO believe will be required to be devoted during the succeeding year and the difficulty of the issues with which he is expected to deal during that year. While there was a change in CEO's, the level of compensation was unchanged in 1997, except that Mr. Sandford was granted an additional stock option in connection with his election as CEO and a performance based bonus similar to those provided to the Company's full-time officers.

  Compensation of the Company's full-time executive officers is composed of a base salary, cash and stock bonuses, and stock option grants. The compensation is reviewed by the Committee in February of each year and changes, if any, typically are effective in the month of May. The base salary is determined subjectively by the Committee without formal guidelines, but taking into account (without applying any specific weights) the officer's then existing base compensation, increases in prior years, the Company's revenue and earnings performance for the preceding fiscal year and compensation trends among other manufacturing and similarly sized companies.

  Bonuses, consisting of 75% cash and 25% stock, are awarded on the basis of the Company's or a subsidiary's earnings and other performance criteria for the preceding fiscal year in relation to performance targets previously established by the Committee for such year and subject to a maximum total bonus expressed as a percentage of base compensation. The Committee annually establishes a minimum and aggressive target for earnings and other performance criteria. If a minimum target is not achieved, the executive is not entitled to any bonus with respect to that criteria. If the aggressive target is achieved, the executive is entitled to the maximum bonus for that criteria, subject to any additional performance criteria that may be imposed. The maximum bonus for each recipient is established each year on the same basis as base salary, but may not exceed 50% of base salary. The stock bonus is computed on the basis of the per share price of the Company's stock on the first day of the fiscal year.

  Stock Incentive Compensation. Stock option grants are designed to provide incentives for key employees both as a reward for good performance and as a benefit that increases in value as the Company's stock price rises. Individual grants are made by the Committee from time to time on the basis of a subjective evaluation, without formal guidelines, of the recipient's individual contribution to the Company's earnings performance in the preceding year and, to a lesser extent, of such recipient's total compensation for such year.

  In 1998, the Board of Directors adopted the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan, subject to approval by the Company's Shareholders at the 1998 Annual Meeting of Shareholders. If the 1998 Omnibus Incentive Stock Plan is approved, it will replace the Company's 1990 Nonqualified Stock Option Plan and the Committee, which is charged with the responsibility of administering the 1998 Omnibus Incentive Stock Plan, will have available to it an aggregate of 2,000,000 shares of Common Stock for grants of incentives to Company employees, including executive officers, provided that no participant may be granted an award or awards covering more than 300,000 shares in any calendar year.

  The compensation of the Company's Chief Operating Officer ("COO") was reviewed in February 1997. In February, the COO's annual base compensation rate was continued at the $185,000 rate established in November 1996. Among the factors considered by the Committee were the previous November 1996 increase, the Company's financial performance during 1996, the improved management planning and integration of operations accomplished under the COO's direction during the year, the competitive situation for experienced management in the industry in which the Company operates, and the COO's years of service to the Company.

  The COO was eligible to receive a bonus in 1997 of up to 50% of the COO's base compensation, based on the Company's performance in fiscal 1997. If the Company's after-tax consolidated earnings failed to exceed the minimum earnings target, the amount of the COO's bonus would be zero. If the Company's after-tax consolidated earnings exceed the minimum earnings target, the COO is entitled to a bonus which would be calculated pursuant to a performance-based formula weighted as follows: after-tax consolidated earnings, 70%; and cash flow from operations, 30%. The bonus would be paid 75% in cash and 25% in Company common stock, computed on the basis of the stock's price on the first day of 1997. The COO's bonus paid in 1997 was calculated in accordance with such formula, and was $92,500 or 50% of base salary. This bonus is worth $111,220 if the stock portion of the bonus were valued at the date the bonus was awarded.

  Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code, added by the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and the other proxy-named executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Cade's executive compensation program, as presently constructed, is not likely to generate non-deductible compensation in excess of these limits. The Committee will continue to review these evolving tax regulations as they apply to Cade's executive compensation program. It is the Committee's intent to preserve the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                            Compensation Committee

       Conrad G. Goodkind, Chair                    Molly F. Cade
  John W. Sandford (until August 31,      Terrell L. Ruhlman (after August 31,
                 1997)                                   1997)

                   PROPOSAL TO APPROVE CADE INDUSTRIES, INC.
                                1998 STOCK PLAN

  On February 2, 1998, the Company's Board of Directors adopted the Cade Industries, Inc. Omnibus Incentive Stock Plan (the "Stock Plan"), subject to approval by the Company's shareholders at their 1998 Annual Meeting. A copy of the Stock Plan in the form adopted by the Board of Directors is attached as Annex A to this Proxy Statement. If the Stock Plan is approved by the shareholders of the Company, no further awards or grants will be made under the Cade Industries, Inc. 1990 Nonqualified Stock Option Plan (the "1990 Plan"), although options granted under that plan (and prior plans) will remain in effect until they have been exercised or have expired and such options shall be administered in accordance with their terms and in accordance with the plan under which they were granted.

  The affirmative vote of holders of a majority of the shares cast at the Meeting, in person or by proxy, will be required for approval of the Stock Plan, provided that the total vote cast on the Stock Plan represents over 50% of the shares entitled to vote thereon.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT COMPANY SHAREHOLDERS VOTE FOR APPROVAL OF THE STOCK PLAN.

  The Stock Plan replaces the Company's existing 1990 Plan as described above. The principal objectives of the Stock Plan are the same as the objectives of the 1990 Plan: to provide incentive for the key employees of the Company and its subsidiaries to improve corporate performance on a long-term basis, and to attract and retain key employees.

PRINCIPAL TERMS OF THE STOCK PLAN

  Under the Stock Plan, nonqualified stock options and restricted stock (each, an "Award") may be granted to any regular salaried employee of the Company or a subsidiary of the Company who, in the sole opinion of the Compensation Committee, contributes significantly to the growth and success of the Company or a subsidiary. This includes employees who are members of the Board of Directors, but excludes directors who are not employees of the Company or any of its subsidiaries. Such eligible participants in the Stock Plan are referred to as "Eligible Employees."

  The total number of shares of Common Stock available for issuance under the Stock Plan may not exceed two million (2,000,000) shares, although no Eligible Employee may be granted an Award or Awards covering more than 300,000 shares of Common Stock in any calendar year. These stock thresholds are subject to adjustment in the event of a stock split, stock distribution or other capital event, as described in the Stock Plan.

  Shares available for an Award under the Stock Plan may be either authorized but unissued or reacquired shares of Common Stock. Shares subject to, but not issued under, an option which expires, terminates, is cancelled or forfeited for any reason under the Stock Plan and shares of restricted stock which have been forfeited before the grantee has received any benefit of ownership (such as dividends) shall again become available for the granting of Awards under the Stock Plan.

  The Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be constituted so as to afford Stock Plan participants an exemption for Stock Plan transactions pursuant to Rule 16b-3 under the Securities Exchange Act of 1934. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it deems necessary or proper for administration of the Stock Plan, including any modification, extension or renewal of any option granted thereunder. The Committee has the authority to interpret the provisions of the Stock Plan, which interpretations shall be final and conclusive. Specifically, the Committee is empowered, subject to any contrary provisions of the Stock Plan, to designate the persons to whom Awards shall be granted, to grant Awards in such form and amount as the Committee shall determine, to impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, and to waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate. The Board of Directors may also amend, modify, suspend or terminate the Stock Plan from time to time; provided, however, that no such action can be taken without shareholder approval if required by applicable law. Furthermore, subject to the terms and conditions of the Stock Plan, the Committee may modify, extend or renew outstanding Awards granted under the Stock Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised); provided, however, that no such modification of an Award (either directly or through modification of the Stock Plan) shall, without the consent of the grantee, alter or impair any rights of the grantee under the Award.

STOCK OPTIONS

  Stock Options ("Options") may be granted to Eligible Employees at any time as determined by the Committee (subject to the volume limitations set forth above). Options granted under the Stock Plan are not intended to qualify as Incentive Stock Options ("Nonqualified Stock Options"). Each Option must be evidenced by an agreement between the Company and the grantee which must contain the terms and conditions required by the Stock Plan and such other terms and conditions not inconsistent therewith as the Committee may deem appropriate.

  The exercise price of an Option granted under the Stock Plan may not be less than 100% of the Fair Market Value of the Common Stock (as defined in the Stock Plan) when the Option is granted.

  For purposes of the Stock Plan, an Option is considered as having been granted on the date on which the Committee authorized its grant (unless the Committee has designated a later grant date). Options granted under the Stock Plan may be exercisable at such times and subject to such restrictions and conditions as the Committee in each instance approves, but no Option granted to a person subject to the requirements of Section 16(b) of the Securities and Exchange Act of 1934 may be exercisable until at least six months have elapsed from the date of grant or prior to shareholder approval of the Stock Plan. Furthermore, the period of exercisability may not exceed 10 years from the date the Option is granted.

  An Option may be exercised in whole or in part from time to time as specified in the Option agreement by the grantee giving a written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the exercise price. The exercise price may be paid either (i) in cash or by check, or (ii) with the approval of the Committee, through delivery of shares of Common Stock ("Delivered Stock"), or
(iii) through a combination of cash and Delivered Stock. Delivered Stock is valued at its Fair Market Value as of the date of the exercise. The holder of an Option shall not have any rights as a shareholder with respect to the shares subject to the Option until certificates evidencing such shares are delivered to him or her.

  Special provisions are contained in the Stock Plan covering a merger, consolidation or reorganization of the Company with another corporation in which the Company is not the surviving corporation. In that circumstance, the Committee may, subject to the approval of the Board of Directors of the Company or the Board of Directors of any corporation assuming the obligations of the Company under the Stock Plan, take action regarding each outstanding unexercised option to either (i) substitute on an equitable and economically equivalent basis an appropriate number of shares of the surviving corporation for the shares of Common Stock covered by the Option, or (ii) cancel the Option and provide for a payment to the optionee of an amount equal to the cash value of the Option (determined in accordance with the provisions of the Stock Plan). In addition, the Stock Plan permits Options to be granted to new Eligible Employees who become such as a result of the Company's acquisition of property or stock from an unrelated corporation in substitution for options granted to such Eligible Employees by their former employer.

RESTRICTED STOCK

  The Committee, at any time, may grant Awards of restricted stock under the Stock Plan. The Committee may condition the grant of restricted stock upon such factors or criteria as the Committee shall determine. The provisions of various restricted stock Awards need not be identical; provided, however, that such restricted stock Awards shall be subject to the following terms and conditions: (i) until all applicable restrictions lapse, the grantee shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the shares of restricted stock; (ii) the grantee shall have all of the rights of a shareholder of the Company with respect to the shares of restricted stock (including the right to vote the shares and the right to receive any cash dividends); (iii) unless otherwise provided in the applicable restricted stock agreement or pursuant to (iv) below, all shares of restricted stock shall be forfeited by the grantee upon termination of employment; (iv) in the event of a hardship or other special circumstances under which a grantee's employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions attendant to shares of restricted stock held by such grantee; (v) upon the lapse of all applicable restrictions, unlegended certificates for such shares shall be delivered to the grantee; and
(vi) each Award shall be subject to the terms of a restricted stock agreement. All grantees of restricted stock shall be issued a certificate in respect of such shares, registered in such grantee's name and bearing an appropriate legend. In its discretion, the Committee may require that the certificates evidencing such shares of restricted stock be held in custody by the Company until the restrictions thereon have lapsed.

TERM OF STOCK PLAN

  The Stock Plan will terminate 10 years after its effective date (i.e., May 5, 2008), except as to Awards then outstanding, which Awards shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited.

GENERAL TERMS

  The Company may require, as a condition to the exercise of an Option or the issuance of an unrestricted stock certificate, that the grantee concurrently pay to the Company any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions. Such payment may be made either in cash or, at the discretion of the Committee, and subject to all applicable rules and regulations, through shares of Delivered Stock or shares of stock withheld from the Award having a Fair Market Value equal to the amount of the tax obligation. No Award granted under the Stock Plan shall be transferable by a grantee other than by will or the laws of descent and distribution; provided, however, that the Committee, in its discretion but in accordance with Internal Revenue Service guidance, may grant Options that are transferable, without payment of consideration, to family members of the grantee or to trusts or partnerships for such family members.

  As of the date hereof, there are no outstanding Options or shares of restricted stock under the Stock Plan and no shares of Common Stock have been issued upon the exercise of Options granted under the Stock Plan. The number of grants to be made in the future to current executive officers and key employees is subject to the discretion of the Committee and cannot be determined at this time. As of such date, there were approximately 20 employees participating in the Company's 1990 Plan, the basis for eligibility in which is the same as in the Stock Plan.

FEDERAL TAX CONSEQUENCES

  An Eligible Employee realizes no taxable income at the time an Option is granted under the Stock Plan. An Eligible Employee generally realizes no taxable income at the time of an Award of restricted stock, so long as the restricted stock is not vested. Stock is vested for this purpose if it is either transferable or is not subject to a substantial risk of forfeiture.

  With regard to Options, ordinary income generally is realized by the Eligible Employee at the time of his exercise of an Option. The amount of income is generally equal to the difference between the exercise price and the Fair Market Value of the shares on the date of exercise. Tax withholding is currently required on such income. When an Eligible Employee disposes of shares acquired upon the exercise of an Option, any amount received in excess of the Fair Market Value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the Fair Market Value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

  With regard to restricted stock, ordinary income is realized by an Eligible Employee at the time that such restricted stock vests. The amount of income is generally equal to the excess of the Fair Market Value of the shares at the time of vesting over the purchase price for such shares, if any. Tax withholding is required on such income. When an Eligible Employee disposes of restricted stock, any amount received in excess of the Fair Market Value of the shares on the date of vesting will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the Fair Market Value on the date of vesting, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares. Dividends paid on restricted stock which has not vested and which has not been the subject of an election under Section 83(b) of the Code are treated as compensation income. Section 83(b) of the Code permits the Eligible Employee to elect, not more than 30 days after the date of grant of the restricted stock, to include as ordinary income the difference between the Fair Market Value of the restricted stock on the date of grant and the purchase price of the restricted stock, if any. If no Section 83(b) election is made, then the ordinary income inclusion occurs on the date the restricted stock becomes vested and the amount of such inclusion will be the spread between the Fair Market Value of the restricted stock and the purchase price for the restricted stock at the time of vesting, if any.

  If an Eligible Employee pays the exercise price of an Option by tendering other vested shares then owned by the Eligible Employee, the difference between the Fair Market Value and adjusted basis of the tendered shares will not produce a taxable gain or loss to the Eligible Employee; however, the Eligible Employee's tax basis for an equal number of acquired shares will be the same as the Eligible Employee's tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the sum of the amount paid in cash, if any, plus any amount that the optionee is required to recognize as income as a result of the exercise of the Option.

  The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Eligible Employee is considered to have realized ordinary income in connection with the exercise of an Option and the grant of restricted stock, unless disallowed by Section 162(m) of the Code.

  The foregoing discussion is based upon presently applicable provisions of the federal income tax laws, and thus is subject to change if and when such laws change.

                               VOTING PROCEDURES

  The seven nominees receiving the highest number of affirmative votes (whether or not a majority) cast by the outstanding shares represented at the meeting and entitled to vote, a quorum being present, shall be elected as directors. Abstentions and broker non-votes are not considered to be votes cast under applicable state law and the Company's Articles of Incorporation and Bylaws. Only affirmative votes are relevant in the election of directors.

  A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, constitutes a quorum for action on a matter at the Meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum, but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

  If a quorum exists, the affirmative vote of the holders of a majority of the shares cast at the Meeting, in person or by proxy, will be required for approval of the 1998 Omnibus Incentive Stock Plan, provided that the total vote cast represents over 50% of the shares entitled to vote thereon. Because abstentions and broker non-votes are not considered to be votes cast, neither will have an effect on the vote so long as enough votes are cast to satisfy the 50% requirement set forth above.

  The votes will be counted by the Company's transfer agent, Firstar Trust Company, and certified to the Company in writing.

                                 AUDIT MATTERS

  Representatives of Deloitte & Touche LLP, the independent public accountants who have audited the Company since 1995 will be present at the Shareholders Meeting to respond to questions and to make a statement if they so desire.

                                 OTHER MATTERS

  At the date of this Proxy Statement, the Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company no later than November 30, 1998 in order to be considered for inclusion in next year's Annual Meeting Proxy Statement.

                                          Cade Industries, Inc.

                                          Conrad G. Goodkind
                                          Secretary

Okemos, Michigan
March 24, 1998

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THEIR PROXY AS SOON AS POSSIBLE.

  A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AND FINANCIAL STATEMENTS AND SCHEDULES THERETO FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON SHARES AS OF THE RECORD DATE FOR THE ANNUAL MEETING, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: SHERYL A. MULL, SHAREHOLDER RELATIONS, CADE INDUSTRIES, INC., 2365 WOODLAKE DRIVE, SUITE 120, OKEMOS, MICHIGAN 48864.

                                                                        ANNEX A

                             CADE INDUSTRIES, INC.
                       1998 OMNIBUS INCENTIVE STOCK PLAN

I. INTRODUCTION

  1.01 Purpose. This plan shall be known as the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan. The purpose of the Plan is to provide an incentive for employees of Cade Industries, Inc. and its Affiliates to improve corporate performance on a long-term basis, and to attract and retain employees by enabling employees to participate in the future successes of the Company, and by associating the long term interests of employees with those of the Company and its shareholders. It is intended that the Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule). The Plan is intended to permit the grant of Nonqualified Stock Options and shares of Restricted Stock. The proceeds received by the Company from the sale of Company Stock pursuant to the Plan shall be used for general corporate purposes.

  1.02 Effective Date. The effective date of the Plan shall be May 5, 1998, subject to approval of the Plan by holders of a majority of the outstanding voting common stock of the Company provided that such approval is given within 12 months of the effective date. Any Award granted prior to such shareholder approval shall be expressly conditioned upon shareholder approval of the Plan.

II. PLAN DEFINITIONS

  For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

    (a) "Affiliates" means any "subsidiary corporation" or "parent corporation" as such terms are defined in Section 424 of the Code.

    (b) "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.

    (c) "Award" shall mean the grant of any form of Stock Option or Restricted Stock.

    (d) "Board" shall mean the Board of Directors of the Company.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (f) "Committee" shall mean the Committee described in Section 4.01.

    (g) "Company" shall mean Cade Industries, Inc., a Wisconsin corporation.

    (h) "Company Stock" shall mean the Company's Common Stock, $.001 par value, and such other stock and securities as may be substituted therefor pursuant to Section 3.02.

    (i) "Eligible Employee" shall mean any regular salaried employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Section 5.01.

    (j) "Exercise Period" shall mean the period of time provided pursuant to
  Section 6.05 within which a Stock Option may be exercised.

    (k) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the average of the high and low sale prices recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition) for such date or, if such date is not a business day or if no sales of Company Stock shall have been reported with respect to such date, the next preceding business date with respect to which sales were reported. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the average of the closing bid and asked prices for such shares on the relevant date.

    (l) "Participant" means an Eligible Employee who has been granted an Award under this Plan.

    (m) "Person" means any individual or entity, and the heirs, personal representatives, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

    (n) "Plan" shall mean the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan, as set forth herein, as it may be amended from time to time.

    (o) "Restricted Stock" means shares of Company Stock granted to a Participant under Article VII.

    (p) "Stock Option" means an option to purchase a stated number of shares of Company Stock at the price set forth in an Agreement.

III. SHARES SUBJECT TO AWARD

  3.01 Available Shares. The total number of shares of Company Stock authorized for issuance shall not exceed two million 2,000,000 shares, subject to adjustments under Section 3.02. The shares authorized for issuance under the Plan may consist, in whole or in part, of authorized but unissued Company Stock, or of treasury stock of the Company. Shares subject to and not issued under a Stock Option that expires, terminates, is canceled or forfeited for any reason under the Plan and shares of restricted Company Stock which have been forfeited for any reason shall again become available for the granting of Awards.

  3.02 Changes in Company Stock. In the event of any change in the Company Stock resulting from a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or like transaction, the Committee shall, in its discretion, proportionately and appropriately adjust:
(a) the aggregate number and kind of shares authorized for issuance under the Plan and (b) in the case of previously granted Stock Options, the option price and the number and kind of shares subject to the Stock Options, without any change in the aggregate purchase prices to be paid for the Stock Options.

IV. ADMINISTRATION

  4.01 Administration by the Committee. The Plan shall be administered by the Committee. The Committee shall be a committee designated by the Board to administer the Plan and shall initially be the Compensation Committee of the Board. The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule). A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by a majority vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

  4.02 Committee Powers. Subject to Section 9.06, the Committee is empowered to adopt, amend and rescind such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any Award theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. The Committee shall not incur any liability for any action taken in good faith with respect to the Plan or any Award.

  Subject to the provisions of the Plan, the Committee shall have full and final authority to:

    (a) designate the Eligible Employees to whom Awards shall be granted;

    (b) grant Awards in such form and amount as the Committee shall determine;

    (c) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including conditions (in addition to those contained in this Plan) on the exercisability of all or any portion of a Stock Option or on the transferability or forfeitability of Restricted Stock;

    (d) prescribe the form of Agreement with respect to each Award;

    (e) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate (including accelerating the time at which any Stock Option may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable);

    (f) determine the extent to which leaves of absence for governmental or military service, illness, temporary disability and the like shall not be deemed interruptions of continuous employment.

V. PARTICIPATION

  5.01 Eligibility. Any employee of the Company and its Affiliates (including officers and employees who may be members of the Board) who, in the sole opinion of the Committee, has contributed or can be expected to contribute to the profits, growth and success of the Company shall be eligible for Awards under the Plan. From among all such Eligible Employees, the Committee shall determine from time to time those Eligible Employees to whom Awards shall be granted. No Eligible Employee shall have any right whatsoever to receive an Award unless so determined by the Committee.

  5.02 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Affiliates to terminate the employment of any person or to take any other action affecting such person.

VI. STOCK OPTIONS

  6.01 Stock Options; General. Stock Options granted under the Plan shall be in the form of Nonqualified Stock Options. Each Stock Option granted under the Plan shall be evidenced by an Agreement which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

  6.02 Stock Option Holder's Rights as a Shareholder. The holder of a Stock Option shall not have any rights as a shareholder with respect to the shares covered by a Stock Option until such shares have been delivered to him or her.

  6.03 Option Price. The price at which each share of Company Stock covered by a Stock Option may be purchased shall be not less than 100% of the Fair Market Value of such stock on the date on which the option is granted. The option price shall be subject to adjustment as provided in Section 3.02 hereof.

  6.04 Date Stock Option Granted. For purposes of the Plan, a Stock Option shall be considered as having been granted on the date on which the Committee authorized the grant of the Stock Option except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the Stock Option; provided, however, that notice of the grant of the Stock Option shall be given to the Participant within a reasonable time.

  6.05 Exercise Period. The Committee shall have the power to set the time or times within which each Option shall be exercisable, and to accelerate the time or times of exercise; provided, however, that

    (a) no Stock Option granted under this Plan to any Person subject to the reporting requirements of Section 16(b) of the Securities and Exchange Act of 1934 may be exercised until at least six months from the later of (i) the date of grant or (ii) shareholder approval of the Plan, and

    (b) no Stock Option shall be exercisable after the expiration of ten (10) years from the date the Stock Option is granted. Each Agreement with respect to a Stock Option shall state the period or periods of time within which the Stock Option may be exercised by the Participant, in whole or in part.

Subject to the foregoing, unless the Agreement with respect to a Stock Option expressly provides otherwise, a Stock Option shall be exercisable in accordance with the following schedule:

             YEARS AFTER
             DATE OF GRANT        PERCENTAGE OF SHARES
             -------------        --------------------
             Less than 1.........          20%
             1 but less than 2...          40%
             2 but less than 3...          60%
             3 but less than 4...          80%
             4 or more...........         100%

  6.06 Method of Exercise. Subject to Section 6.05, each Stock Option may be exercised in whole or in part from time to time as specified in the Agreements provided, however, that each Participant may exercise a Stock Option in whole or in part by giving written notice of the exercise to the Company, specifying the number of shares to be purchased by payment in full of the purchase price therefor. The purchase price may be paid (a) in cash, (b) by check, (c) with the approval of the Committee, or if the applicable Agreement so provides, by delivering shares of Company Stock ("Delivered Stock), or (d) with a combination of cash, check and Delivered Stock. For purposes of the foregoing, Delivered Stock shall be valued at its Fair Market Value determined as of the business day immediately preceding the date of exercise of the Stock Option. No Participant shall be under any obligation to exercise any Stock Option hereunder.

  6.07 Dissolution or Liquidation. Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Company, any unexercised Stock Options shall be deemed cancelled, and the holder of any such unexercised Stock Options shall be entitled to receive payment under Section 9.04.

VII. RESTRICTED STOCK

  7.01 Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be granted, the time or times within which such Awards may be subject to forfeiture or otherwise restricted and any other terms and conditions of the Awards. By way of example and not of limitation, the restrictions may provide that the shares will be forfeited if the Participant's employment with the Company or its Affiliates terminates before the expiration of a stated term or if the Company fails to attain specified performance goals or such other factors or criteria as the Committee shall determine. Subject to Sections 7.02 and 7.03 hereof the provisions of Restricted Stock Awards need not be the same with respect to each recipient.

  7.02 Certificates. Each individual receiving a Restricted Stock Award shall be issued a certificate in respect of such shares of Restricted Stock which certificate shall be held in custody by the Company until the restrictions thereon shall have lapsed. In addition, each individual receiving a Restricted Stock Award shall, as a condition of any such Restricted Stock Award, have delivered to the Company a stock power, endorsed in blank, with respect to the Company Stock covered by such Award. Each certificate in respect of shares of Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock has been granted and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Cade Industries, Inc."

In addition each certificate in respect of shares of Restricted Stock may bear such legends and statements as the Committee may deem advisable to assure compliance with the federal and state laws and regulations.

  7.03 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

    (a) Until the applicable restrictions lapse, the Participant shall not be permitted to sell, assign, transfer, exchange, pledge, hypothecate or otherwise dispose of or encumber shares of Restricted Stock.

    (b) Unless and until a forfeiture of the Restricted Stock, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares (if applicable) and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in Company Stock shall be paid in the form of additional Restricted Stock.

    (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the Participant upon termination of a Participant's employment for any reason.

    (d) In the event of hardship or other special circumstances of a Participant whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

    (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Participant.

    (f) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

  7.04 Lapse of Restrictions. Unless different terms are expressly provided in a grant of Restricted Stock, the restrictions provided in Section 7.03(a) shall lapse in accordance with the following schedule:

             YEARS AFTER DATE            PERCENTAGE OF
             OF GRANT                       SHARES
             ----------------            -------------
             Less than 1................       0%
             1 but less than 2..........      20%
             2 but less than 3..........      40%
             3 but less than 4..........      60%
             4 but less than 5..........      80%
             5 or more..................     100%

VIII. WITHHOLDING TAXES

  8.01 General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of a Stock Option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of a Stock Option or the issuance of a stock certificate, that the Participant concurrently pay to the Company (either in cash or, at the request of Participant, but subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine. If and to the extent that withholding of any federal, state or local tax is required in connection with the exercise of an Option or the lapse of stock restrictions, the Participant may, subject to such rules and regulations as the Company may adopt from time to time, elect to have the Company hold back from the shares to be issued upon the exercise of the Stock Option or the lapse of stock restrictions, the number of shares of Company Stock having a Fair Market Value equal to such withholding obligation.

  8.02 Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

IX. GENERAL

  9.01 Nontransferability. No Award granted under the Plan shall be transferable or assignable (or made subject to any pledge, lien, obligation or liability of a Participant) except by last will and testament or the laws of descent and distribution. Upon a transfer or assignment pursuant to a Participant's last will and testament or the laws of descent and distribution, any Stock Option must be transferred in accordance therewith. During the Participant's lifetime, Stock Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative.

  9.02 General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the issue or purchase of securities thereunder, such Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not accept able to the Board or the Committee. The Committee shall have the right to rely on an opinion of its counsel as to whether any such listing, registration, qualification, consent or approval shall have been effected or obtained.

  9.03 Effect of Termination of Employment, Disability or Death. Except as otherwise provided by the Committee upon any Award, all rights under any Stock Option granted to a Participant shall terminate and any Restricted Stock granted to a Participant shall be forfeited on the date such Participant ceases to be employed by the Company or its subsidiaries, except that (a) if the Participant's employment is terminated by the death of the Participant, any unexercised, unexpired Stock Options granted hereunder to the Participant shall be 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of death, by the Participant's personal representative or by the person to whom the Stock Options are transferred under the Participant's last will and testament or the applicable laws of descent and distribution; (b) if the Participant's employment is terminated as a result of the disability of the Participant (a disability means that the Participant is disabled as a result of sickness or injury, such that he or she is unable to satisfactorily perform the material duties of his or her job, as determined by the Board of Directors, on the basis of medical evidence satisfactory to it), any unexercised, unexpired Stock Options granted hereunder to the Participant shall become 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of disability; and (c) if the Participant's employment is terminated for any reason other than the death or disability of the Participant, any unexercised, unexpired Stock Options granted hereunder and exercisable as of the date of such termination of employment shall be exercisable in whole or in part at any time within 90 days after such date of termination. If a Participant's employment is terminated because of the Participant's voluntary separation from the Company, or for cause (as determined by the Committee in its sole discretion), all of the Participant's unexercised Stock Options shall expire and all of the Participant's Restricted Stock shall be forfeited. Notwithstanding the foregoing, no Stock Option shall be exercisable after the date of expiration of its term.

  9.04 Merger, Consolidation or Reorganization. In the event of (a) the merger or consolidation of the Company with or into another corporation or corporations in which the Company is not the surviving corporation, (b) the adoption of any plan for the dissolution of the Company, or (c) the sale or exchange of all or substantially all the assets of the Company for cash or for shares of stock or other securities of another corporation, all then-unexercised Stock Options shall become fully exercisable, and all restrictions imposed on any then-Restricted Stock shall terminate (such that any Restricted Stock shall become fully transferable) immediately prior to any such merger or consolidation in which the Company is not the surviving corporation. Notwithstanding the foregoing, in the case of then-unexercised Stock Options held by any Participant, the Committee may elect to cancel any then-unexercised Stock Option. If any Stock Option is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Committee, equal to the Fair Market Value per share of the Company Stock immediately preceding such cancellation over the option price, multiplied by the number of shares subject to such cancelled Stock Option.

  9.05 Expiration and Termination of the Plan. This Plan shall remain in effect until all of the Awards made under the Plan have been exercised, the restrictions thereon have lapsed or the Awards have expired, terminated, or been canceled or forfeited. Notwithstanding the foregoing, no Awards shall be granted under the Plan, after that date which is ten years after the Plan is approved by the Board; or such earlier date as the Board determines in its sole discretion.

  9.06 Limitation on Awards. No individual Eligible Employee may be granted an Award or Awards covering more than 300,000 shares of Company Stock in any calendar year.

  9.07 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Participant's consent any Award theretofore granted under the Plan or deprive any Participant of any shares of Company Stock which he may have acquired through or as a result of the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3.

  9.08 Wisconsin Law. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

  9.09 Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

  9.10 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

  9.11 Gender and Number. Except when otherwise required by the context, words in the masculine gender shall include the feminine, the singular shall include the plural, and the plural the singular.

                             CADE INDUSTRIES, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - MAY 5, 1998
                                   P R O X Y
                                 COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MOLLY F. CADE AND JOHN W. SANDFORD, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Cade Industries, Inc., a Wisconsin corporation, to be held on Tuesday, May 5, 1998, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the following matters:

1.  Election of Directors     [_]  FOR all nominees listed      [_]  WITHHOLD AUTHORITY
                                   below (except as marked to        to vote for all
                                   the contrary below)               nominees listed below

     MOLLY F. CADE, CONRAD G. GOODKIND, WILLIAM T. GROSS, RICHARD A. LUND,
           JOSEPH R. O'GORMAN, TERRELL L. RUHLMAN, JOHN W. SANDFORD

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

2.  To approve the Cade Industries, Inc. 1998 Omnibus Incentive Stock Plan:

         [_]  FOR                     [_]  AGAINST                    [_]  ABSTAIN

3. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

                          (Continued on reverse side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                         (Continued from reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1. AND 2.

                                    Dated:                 , 1998
                                          -----------------

                                    --------------------------------------

                                    --------------------------------------
                                     Signature(s) of Shareholder(s)

                              PLEASE SIGN PERSONALLY AS NAME APPEARS AT LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IN ENCLOSED PREPAID ENVELOPE - PLEASE DO NOT FOLD